Exhibit 10.1
                                                                    ------------


                                    CONTRACT

                                      FOR

                             CHAIRMAN OF THE BOARD
                             ---------------------

Between
Baldwin Technology Company, Inc.
2 Trap Falls Road, Suite 402
Shelton, CT 06484
("Company")

and

Gerald A. Nathe
11448 Bronzedale Road
Oakton, VA 22124
("Chairman")

As of June 15, 2010, the parties have agreed as follows.

1.   Retirement
     ----------

     Gerald A. Nathe has decided to retire, and will retire, from full-time employment with the Company effective as of the close of business on June 30, 2010. Accordingly, Gerald A. Nathe will be entitled to receive the payments provided for in Section 9G (Retirement) of his employment agreement with the Company dated June 19, 2007.

2.   Chairmanship
     ------------

     2.1 The Chairman of the Board is ordinarily elected by the Board of Directors of the Company (the "Board") at its first meeting after each Annual Meeting of Stockholders. Gerald A. Nathe is the current elected Chairman.

     2.2  The  Chairman  of  the  Board  serves  at  the  pleasure of the Board.

     2.3 Gerald A. Nathe (the "Chairman") is neither an executive nor an employee of the Company.

3.   Chairman's Duties
     -----------------

     3.1  Position  Summary
          -----------------

          The Chairman is primarily responsible to the stockholders of the Company for ensuring that the Board effectively over-sees and supports the implementation by the management of the Company of the direction and strategy for the Company approved by the Board. The Chairman has no direct responsibility for the day-to-day operations of the Company.

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3.2  Board meetings and Board member relations
     -----------------------------------------

     The  Chairman  shall:

     - Ensure that an appropriate number of Board/Committee meetings are held as appropriate based upon the situation of the Company; normally not less than 5 to 6 ordinary Board/Committee meetings should be scheduled annually.

     - Prepare agendas for Board meetings after consultations with other Board members and the Chief Executive Officer of the Company ("CEO").

     - Lead and conduct Board meetings, ensuring an open and constructive exchange of viewpoints and fostering cooperation among the Board members.

     - Ensure that the Board focuses on value creation for the stockholders of the Company, including providing for a thorough discussion (often as a separate day's meeting) of the strategic plan prepared by the Company's management and approved by the Board.

     - Together with the Lead Director and the Chief Executive Officer of the Company, review the number and composition of the Board and Committee members to ensure that all relevant competences are represented, initiating changes as appropriate and assisting in determining Board compensation.

     -    Serve  as  the  Chair  of  the  Executive  Committee.

     - Ensure that the Company provides the Board with adequate resources and information to support its work.

     - Inform Board members between meetings on matters essential to the Company.

     - Formulate and administer Board resolutions at Board meetings and between Board meetings as needed.

     -    Conduct  an  annual  review  of  the  efficiency  of the Board's work.

     -    Initiate  Director  training  as  needed  and  appropriate.

3.3  Stockholders meetings and stockholder relations
     -----------------------------------------------

     The  Chairman  shall:

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     -    Plan and  convene  Annual  Meetings  of  Stockholders and such special meetings of the stockholders of the Company (a "Special Meeting of Stockholders") as may be called.

     -    Lead and  conduct  Annual  Meetings  of  Stockholders and such Special
          Meetings  of  Stockholders  as  may  be  called.

     - Ensure that proxy statements and other relevant documents are prepared and filed in a correct way for stockholders' meetings.

     - Ensure that the Company maintains good relations and contacts with its stockholders as appropriate and as coordinated with the management of the Company.

     - Even though the Company's spokesman to the investment community is normally the CEO, the Chairman, upon the request of the CEO, shall act as a spokesman of the Company in certain special situations.

     - Act as a link between the Board and existing stockholders of the Company with respect to matters that concern potential changes in the ownership structure of the Company and other important stockholder/ownership matters.

3.4  Interface with the Company's management
     ---------------------------------------

     The  Chairman  shall:

     - Ensure the best possible cooperation between the Board and the Company's management.

     - Maintain an ongoing dialogue with the Company's management, acting in an advisory capacity, including making occasional visits to the Company's operational and administrative units and to customers as coordinated with the CEO and other members of the management of the Company.

     - Guide the management of the Company in general and, in particular, for the preparation of strategic, special action and other business plans and for a discussion of organizational and business development matters.

     - Monitor the CEO's implementation of strategic initiatives to reach the goals approved by the Board and set forth in the Company's strategic plan.

     -    Participate  in  the  recruitment  and  dismissal  of  the  CEO.

3.5  General
     -------

     The  Chairman  shall  keep  himself  well  informed  about:

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     -    the industry  and  markets  in  which  the  Company  is  engaged which shall include attending such trade shows and maintaining such memberships in industry and trade associations that the CEO or the Board shall approve.

     - the Company's Certificate of Incorporation, By-laws and other key Company documents and polices.

4.   Chairman's Remuneration
     -----------------------

     4.1 As remuneration for his duties under this Contract, the Chairman shall receive from the Company:

          - a yearly cash retainer in an amount equal to 2.5 times the amount of the cash retainer paid by the Company to other non-employee Directors (currently $24,000 and, therefore, a cash retainer of 2.5 x $24,000 = $60,000), which the Company shall pay to him quarterly;

          - a per meeting cash fee equal to the cash fee paid to other non-employee Directors (currently $1,250 per meeting);

          - a cash fee for serving as Executive Committee Chair equal to the cash fee paid to the Chairs of the other Committees of the Board (currently $1,000 per quarter);

          - yearly equity compensation equal to the yearly equity compensation received by the other non-employee Directors.

     4.2 If the Board requests the Chairman to perform additional services on behalf of the Company outside the normal scope of his duties, or requests special consultancy work to be performed by the Chairman, the Company shall pay to the Chairman for such services or work additional cash compensation at a rate of $1,500 per day.

     4.3 The Compensation Committee will review from time to time the compensation payable to the Chairman pursuant to this contract to ensure that such compensation is consistent with market conditions.

     4.4 In the event that the Chairman resigns from the Board before the end of a directorship year, the Chairman shall be entitled to compensation proportionate to that part of the directorship year that has elapsed.

     4.5 If the Chairman becomes disabled or incapacitated and is unable to perform his duties in an appropriate manner or dies before the end of a directorship year, the Chairman or his estate, as the case may be, shall be entitled to compensation proportionate to that part of the directorship year that has elapsed.

     4.6 In the event that the Chairman performs consultancy work for the Company, requested by the Board or by the CEO that is approved by the Board, the Chairman shall invoice the Company for such consultancy work and the Company will separately pay to the Chairman for such work which payment shall be in addition to the fees paid to the Chairman mentioned in Section 3.1.

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5.   Office
     ------

     5.1 It is expected that the Chairman shall primarily work in an office that he shall maintain at his home. However, the Company shall make available to the Chairman office space and services at the Company's headquarters for the Chairman's use when visiting.

6.   Expenses
     --------

     6.1 The Company shall reimburse the Chairman for any and all travel and other appropriate expenses paid by the Chairman on behalf of the Company, subject to the submission of proper documentation in accordance with the Company's policies.

7.   Directors' Liability Insurance
     ------------------------------

     7.1 The Company has purchased and will maintain Directors' liability insurance covering the Chairman in connection with the performance of his duties.

8.   Applicable Law and Arbitration
     ------------------------------

     8.1 Disagreements between the Chairman and the Company about the performance, validity, interpretation or any other implication of this Contract shall not be brought before any court but shall be settled conclusively by arbitration, based on the laws of Connecticut, using the procedures of the American Arbitration Association. Such arbitration shall be conducted in the State of Connecticut.

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9.   Signature
     ---------

     9.1 This Contract has been written in two originals, both of which shall be signed. One copy shall remain with the Company and the other with Gerald A. Nathe.


                                         BALDWIN TECHNOLOGY COMPANY, INC.


                                         By:    /s/ Karl S. Puehringer
                                            --------------------------
                                                    Karl S. Puehringer
                                                    President and
                                                    Chief Executive Officer



                                                /s/ Gerald A. Nathe
                                            -----------------------
                                                    Gerald A. Nathe


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